UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2026

Nakamoto Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42103	84-3829824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 10th Ave South, Nashville, TN	37203
(Address of Principal Executive Offices)	(Zip Code)

(615) 676-8668

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	NAKA	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase shares of Common Stock, par value $0.001 per share	NAKAW*	OTC Pink Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*The registrant’s tradeable warrants trade over-the-counter on OTC Pink Market operated on the OTC Markets under the trading symbol “NAKAW”.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Restructured Loan Term Sheet under the Master Loan Agreement with Kraken

On June 5, 2026, Nakamoto Inc., a Delaware corporation (the “Company”), through its wholly owned subsidiary, Nakamoto Holdings Inc., a Delaware corporation (the “Borrower”), and Payward Interactive, Inc., a Florida corporation, doing business as Kraken (“Kraken”), executed a loan term sheet (the “Restructured Loan Term Sheet”) under that certain Master Loan Agreement, dated as of December 3, 2025, by and between the Borrower and Kraken (as amended, the “Master Loan Agreement”). The Restructured Loan Term Sheet supersedes in its entirety that certain loan term sheet, dated as of December 9, 2025, by and between the Borrower and Kraken (the “December Term Sheet”), and the loans issued under the December Term Sheet were deemed repaid and the outstanding principal balance thereunder was deemed to be transferred to the Borrower pursuant to the Restructured Loan Term Sheet, without the need for any notice or actual transfer of loaned digital currency.

Pursuant to the Restructured Loan Term Sheet, the Borrower borrowed a fixed-term loan in a principal amount of 210,000,000 USDT (the “Restructured Loan”), secured by 4,405 Bitcoin, all of which were held in either (i) a control account (the “Control Account”) or (ii) a designated Bitcoin yield strategy collateral account (the “Trading Wallet,” together with the Control Account, the “Collateral Account”), both held for the benefit of Kraken by Payward Financial, Inc. (the “Custodian”), an affiliate of Kraken, and subject to an account control agreement by and among Kraken, the Borrower and the Custodian. The Restructured Loan was scheduled to mature in two tranches: 105,000,000 USDT of the outstanding principal amount was to mature on December 4, 2026, and the remaining 105,000,000 USDT was to mature on June 30, 2027. The Borrower had the right to make early returns of the Restructured Loan, in whole or in part, upon 30 days’ prior written notice to Kraken, with no early return penalty.

The Restructured Loan bore a loan fee of (i) 7.75% per annum during any period in which the Borrower held at least 2,000 Bitcoin (the “Baseline Collateral Amount”) in the Trading Wallet, and (ii) 8.00% per annum during any period in which the Borrower held less than the Baseline Collateral Amount in the Trading Wallet.

Partial Repayment of Restructured Loan

Following the Borrower’s entry into the Restructured Loan Term Sheet and issuance of the Restructured Loan, the Borrower sold approximately 600 Bitcoin and certain Bitcoin derivative contracts, generating approximately $48 million net proceeds. On June 5, 2026, the Borrower applied $45 million of those net proceeds to reduce the outstanding principal amount of the Restructured Loan from 210,000,000 USDT to 165,000,000 USDT (the “Partial Repayment”).

June Term Sheet under the Master Loan Agreement with Kraken

Following the Partial Repayment, the Borrower and Kraken entered into a subsequent loan term sheet, dated June 5, 2026 (the “June Term Sheet”), under the Master Loan Agreement. The June Term Sheet supersedes in its entirety the Restructured Loan Term Sheet, and the loans issued under the Restructured Loan Term Sheet are deemed repaid and the outstanding principal balance thereunder is deemed to be transferred to the Borrower pursuant to the June Term Sheet, without the need for any notice or actual transfer of loaned digital currency.

Pursuant to the June Term Sheet, the Borrower borrowed a fixed-term loan in a principal amount of 165,000,000 USDT (the “June Loan”), which amount reflects the reduced principal balance of the Restructured Loan following the Partial Repayment. The June Loan is secured solely by Bitcoin pledged by the Borrower to Kraken and held in the Collateral Account pursuant to the Master Loan Agreement, and no other assets of the Company or Borrower.

The initial collateral required to secure the June Loan was 3,805.112 Bitcoin, equal to the amount of Bitcoin then held in the Collateral Account. Should the value of the Bitcoin in the Collateral Account exceed a certain value threshold, excess Bitcoin shall be returned to the Borrower. Should the value of the Bitcoin in the Collateral Account fall below a certain value threshold, the Borrower shall either repay a portion of the then outstanding June Loan or pledge additional Bitcoin collateral to Kraken, or a combination thereof, such that the value of the Bitcoin collateral satisfies the applicable collateral maintenance requirements under the Master Loan Agreement. If the value of the Bitcoin collateral falls below the applicable liquidation threshold, an event of default shall have occurred under the Master Loan Agreement and Kraken shall have the right to liquidate the Bitcoin collateral.

The June Loan matures in two tranches: 60,000,000 USDT of the outstanding principal amount matures on December 4, 2026, and the remaining 105,000,000 USDT matures on June 30, 2027. The Borrower has the right to make early returns of the June Loan, in whole or in part, upon 30 days’ prior written notice to Kraken, with no early return penalty.

The June Loan bears a loan fee of (i) 7.75% per annum during any period in which the Borrower holds at least the Baseline Collateral Amount in the Trading Wallet, and (ii) 8.00% per annum during any period in which the Borrower holds less than the Baseline Collateral Amount in the Trading Wallet.

The foregoing description of the Master Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of both (i) the Master Loan Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 9, 2025, and (ii) the First Amendment to the Master Loan Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 2, 2026, each of which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 11, 2026, the Company issued a press release regarding events described in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01. Other Events

Nasdaq Compliance

On June 9, 2026, the Company received a letter from the Nasdaq Listing Qualifications department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it has regained compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1). The letter noted that for the 10 consecutive business days from May 26, 2026, through June 8, 2026, the closing bid price of the Company’s common stock, par value $0.001 per share (the “Common Stock”) was equal to or greater than $1.00 per share. Accordingly, the Company has regained compliance with Listing Rule 5450(a)(1), and Nasdaq considers this matter closed.

2026 Repurchase Program

On June 10, 2026, the Board of Directors of the Company approved a share repurchase program (the “2026 Repurchase Program”) providing for the repurchase of up to $25 million of the Company’s outstanding shares of Common Stock. Under the 2026 Repurchase Program, the Company is authorized to repurchase shares of Common Stock through open market purchases, privately-negotiated transactions, accelerated share repurchases, or otherwise in accordance with applicable federal securities laws, including through trading plans established to comply with Rule 10b5-1 and Rule 10b-18 promulgated under the Exchange Act. The 2026 Repurchase Program will expire on December 31, 2026, unless earlier modified, suspended or discontinued by the Board and it does not obligate the Company to repurchase shares of Common Stock. The specific timing and amount of repurchases will vary based on available capital resources and other financial and operational performance metrics, market conditions, securities law limitations and other factors.

The Company previously entered into a Rule 10b-18 Repurchase Plan (the “Repurchase Plan”) on December 18, 2025, with TD Securities Inc. (the “Broker”) whereby the Broker has agreed to act as a non-exclusive agent on behalf of the Company to repurchase shares of Common Stock in the open market pursuant to Rule 10b-18 of the Exchange Act. The Repurchase Plan will continue in effect until terminated by either the Company or the Broker, with or without cause, upon written notice to the other party.

This Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, contains forward-looking statements within the meaning of the U.S. federal securities laws, including statements regarding the anticipated benefits of the June Term Sheet and the June Loan, expected reductions in financing costs, the Company’s ability to satisfy its collateral maintenance and repayment obligations, the timing, manner and amount of repurchases, if any, under the 2026 Repurchase Program, and the Company’s continued compliance with Nasdaq listing requirements. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including the volatility of Bitcoin prices and the resulting impact on the Bitcoin collateral securing the Company’s indebtedness, risks related to the Company’s indebtedness and counterparty and custodial arrangements, securities law and market limitations on the timing and volume of share repurchases, and the other risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and its subsequent filings with the SEC. Forward-looking statements speak only as of the date hereof, and the Company undertakes no obligation to update them except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release, dated June 11, 2026.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAKAMOTO INC.

Dated: June 11, 2026	By:	/s/ Teresa Gendron
Teresa Gendron
Chief Financial Officer